Exhibit 99.1

American Eagle Outfitters, Inc. Announces Proposed Private Offering of Convertible Senior Notes Due 2025

04.22.20

PITTSBURGH — (BUSINESS WIRE) — American Eagle Outfitters, Inc. (NYSE: AEO) today announced its intention to offer, subject to market and other conditions, $400 million aggregate principal amount of convertible senior notes due 2025 (the “notes”) in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). AEO also intends to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date notes are first issued, up to an additional $60 million aggregate principal amount of notes in the private placement. AEO intends to use the net proceeds from the proposed offering for general corporate purposes.

The notes will be unsecured, unsubordinated obligations of AEO, will accrue interest payable semi-annually in arrears and will mature on April 15, 2025, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. AEO will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at AEO’s election. The notes will also be redeemable, in whole or in part, for cash at AEO’s option at any time, and from time to time, on or after April 17, 2023 in certain circumstances. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

The offer and sale of the notes and any shares of AEO’s common stock issuable upon conversion of the notes have not been registered under the Securities Act or any other applicable securities laws. As a result, the notes and the shares of AEO’s common stock, if any, issuable upon conversion of the notes will be subject to restrictions on transferability and resale and may not be offered, transferred or sold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the notes, any shares of AEO’s common stock issuable upon conversion of the notes, or any other securities, nor will there be any sale of the notes or any such shares or other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum.

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates more than 1,000 stores in the United States, Canada, Mexico, and Hong Kong, and ships to 81 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 200 international locations operated by licensees in 24 countries.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering and the intended use of the proceeds. Forward-looking statements represent AEO’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements, and there can be no assurance that future developments affecting AEO will be those that it has anticipated. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of AEO’s common stock and risks relating to AEO’s business, including those described in periodic reports that AEO files from time to time with the Securities and Exchange Commission. AEO may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and AEO does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

Olivia Messina

412-432-3300

LineMedia@ae.com